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Addendum to Schedule 13G filed by Legg Mason, Inc.
Tax Identification No. 52-1200960

Shares of Foundation Health Systems, Inc. owned a/o 1/29/99

CUSIP No. 350404109

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                               Total
                               Shares
                               Owned
                               a/o         Sole   Shared   Sole  Shared
                      Class.   1/29/99     V P    V P      D P   D P

Bartlett & Co.          IA         130               130           130
Brandywine Asset
  Management Co.        IA      618600   618600                 618600
Legg Mason Capital
  Management Co.        IA     2405707            2405707      2405707
Legg Mason Fund
  Adviser, Inc.         IA     9366164   9366164               9366164
Legg Mason Trust, fsb*  IA        3311      3311                  3311
Legg Mason Wood Walker,
  Incorporated          BD/IA    53179              53179        53179
TOTAL                         12447091   9988075  2459016  0  12447091


Shares Outstanding           122000000

% owned                      10.2025%

*(formerly Legg Mason Trust Company)